UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2023

KRYSTAL BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38210	82-1080209
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2100 Wharton Street, Suite 701
Pittsburgh, Pennsylvania 15203
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (412) 586-5830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KRYS	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On May 21, 2023, Krystal Biotech, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (collectively, the “Investors”) to issue and sell at closing an aggregate of 1,729,729 shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”), at a price of $92.50 per share for an aggregate purchase price of approximately $160 million (the “Investment”). The Company will use the proceeds of the Investment for (a) commercialization and marketing efforts for VYJUVEKTM, (b) advancement of the Company’s clinical development pipeline (c) business development activities and (d) working capital and general corporate purposes.
The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Investors. The closing of the Investment (the “Closing”) is subject to customary closing conditions, including, among others that (i) the representations and warranties of the Purchase Agreement remain true and correct in all material respects and the Company has performed in all material respects all obligations and covenants required by the Purchase Agreement to be performed by it at or prior to the Closing, (ii) the execution and delivery of the Registration Rights Agreement (as defined below), and (iii) the Company has delivered certain customary closing deliverables. The Investment is expected to close on May 22, 2023.
The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference
Registration Rights Agreement
On May 21, 2023, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Investors will have certain customary registration rights, including rights with respect to the filing of a shelf registration statement within 60 days from the date of the Registration Rights Agreement.
The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
As described in Item 1.01 of this Current Report on Form 8-K, under the terms of the Purchase Agreement, the Company has agreed to issue shares of Common Stock to the Investors at the Closing. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D. The Purchase Agreement contains representations of the Investors that each is an “accredited investor” as defined in Rule 501 under the Securities Act and that the shares of Common Stock are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof.
Item 7.01 Regulation FD Disclosure.
On May 22, 2023, the Company issued a press release announcing the entering into of the Purchase Agreement. A copy of the Company’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
All information in the press release is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporated it by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, by and among Krystal Biotech, Inc. and the institutional investors listed on the signature pages thereto, dated as of May 21, 2023.
10.2	Registration Rights Agreement, by and among Krystal Biotech, Inc. and the institutional investors listed on the signature pages thereto, dated as of May 21, 2023.
99.1	Press Release of Krystal Biotech, Inc. dated May 22, 2023.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2023	KRYSTAL BIOTECH, INC.

	By:	/s/ Krish S. Krishnan
	Name:	Krish S. Krishnan
	Title:	Chairman and Chief Executive Officer